Exhibit 99.2

PARKWAY HOUSTON

COMBINED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2016	December 31, 2015
Assets
Real estate related investments:
Office properties	$831,811	$818,594
Accumulated depreciation	(86,179)	(65,941)

Total real estate related investments, net	745,632	752,653

Cash and cash equivalents	11,792	11,961
Receivables and other assets	79,667	76,300
Intangible assets, net	17,872	24,439
Management contract intangibles, net	—	378

Total assets	$854,963	$865,731

Liabilities
Mortgage notes payable, net	$276,744	$396,901
Accounts payable and other liabilities	30,128	36,299
Below market leases, net of accumulated amortization of $41,376 and $36,175, respectively	18,264	23,465

Total liabilities	325,136	456,665

Equity
Legacy Parkway equity	529,827	409,066

Total liabilities and equity	$854,963	$865,731

See notes to combined financial statements.

PARKWAY HOUSTON

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Income from office properties	$26,496	$28,851	$82,275	$80,731
Management company income	1,161	2,225	3,753	7,748
Sale of condominium units	—	1,209	—	11,045

Total revenues	27,657	32,285	86,028	99,524

Expenses
Property operating expenses	12,760	12,807	39,127	35,400
Management company expenses	906	2,238	2,912	7,812
Cost of sales - condominium units	—	988	—	11,079
Depreciation and amortization	9,309	14,006	30,314	40,634
General and administrative	1,894	1,634	4,787	4,821

Total expenses	24,869	31,673	77,140	99,746

Operating income (loss)	2,788	612	8,888	(222)
Other income and expenses
Interest and other income	61	62	192	184
Gain on extinguishment of debt	—	—	154	—
Interest expense	(2,899)	(4,018)	(9,854)	(12,094)

Loss before income taxes	(50)	(3,344)	(620)	(12,132)
Income tax expense	(353)	(441)	(1,113)	(802)

Net loss	(403)	(3,785)	(1,733)	(12,934)
Net loss attributable to noncontrolling interests	—	—	—	7

Net loss attributable to Parkway Houston	$(403)	$(3,785)	$(1,733)	$(12,927)

See notes to combined financial statements.

PARKWAY HOUSTON

COMBINED STATEMENT OF CHANGES IN EQUITY

(In thousands)

(unaudited)

Parkway Equity
Balance at December 31, 2015	$409,066
Net loss	(1,733)
Contributions from Legacy Parkway, net	122,494

Balance at September 30, 2016	$529,827

See notes to combined financial statements.

PARKWAY HOUSTON

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(1,733)	$(12,934)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization of office properties	30,314	40,634
Amortization of management contract intangibles, net	378	567
Amortization of below market leases, net	(4,596)	(12,564)
Amortization of financing costs	32	32
Amortization of debt premium, net	(1,687)	(2,980)
Deferred income tax expense (benefit)	566	(176)
Gain on extinguishment of debt	(154)	—
Increase in deferred leasing costs	(6,229)	(7,165)
Changes in operating assets and liabilities:
Change in condominium units	—	9,318
Change in receivables and other assets	(2,015)	(5,412)
Change in accounts payable and other liabilities	(5,971)	(3,974)

Cash provided by operating activities	8,905	5,346

Investing activities
Improvements to real estate	(13,220)	(31,817)

Cash used in investing activities	(13,220)	(31,817)

Financing activities
Principal payments on mortgage notes payable	(118,348)	(4,615)
Change in Legacy Parkway investment, net	122,494	33,823
Distributions to noncontrolling interest holders in properties	—	(901)

Cash provided by financing activities	4,146	28,307

Change in cash and cash equivalents	(169)	1,836
Cash and cash equivalents at beginning of period	11,961	7,992

Cash and cash equivalents at end of period	$11,792	$9,828

Supplemental Cash Flow Information:
Cash paid for interest	$11,878	$15,084
Cash paid for income taxes	1,044	1,577

See notes to combined financial statements.

PARKWAY HOUSTON

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Note 1—Organization

On April 28, 2016, the board of directors of Cousins Properties Incorporated, a Georgia corporation (“Cousins”), and the board of directors of Parkway Properties, Inc., a Maryland corporation (“Legacy Parkway”), each approved an Agreement and Plan of Merger, dated as of April 28, 2016 (the “Merger Agreement”). On October 6, 2016, pursuant to the Merger Agreement, Legacy Parkway merged with and into Clinic Sub Inc., with Clinic Sub Inc. continuing as the surviving corporation and a wholly owned subsidiary of Cousins (the “Merger”). Immediately following the effective time of the Merger, in accordance with the Merger Agreement, Cousins separated the portion of its combined businesses relating to the ownership of real properties in Houston, Texas, as well as Legacy Parkway’s fee-based real estate services (the “Third-Party Services Business” and together with the Houston real properties, the “Houston Business”), from the remainder of the combined businesses (the “Separation”). In connection with the Separation, Cousins and Legacy Parkway reorganized the combined businesses through a series of transactions (the “Reorganization”) pursuant to which the Houston Business was transferred to Parkway, Inc. (the “Company”). On October 7, 2016, Cousins completed the Spin-Off of the Company, by distributing all of the outstanding shares of common and limited voting stock of the Company to the holders of Cousins common and limited voting preferred stock as of the record date, October 6, 2016 (the “Spin-Off”).

The Company was incorporated as a Maryland corporation on June 3, 2016 and was capitalized on June 29, 2016, and, as of September 30, 2016, the Company’s sole stockholder was Legacy Parkway.

Following the Merger and Spin-Off, the Company owns and operates five office assets with 8.7 million rentable square feet (unaudited) in the Galleria, Greenway and Westchase submarkets of Houston, Texas. In addition, the Company operates the Third-Party Services Business through a wholly owned subsidiary, Eola Office Partners, LLC and its wholly owned subsidiaries (collectively, “Eola”), which in total managed and/or leased approximately 4.0 million square feet (unaudited) for primarily third-party owners as of September 30, 2016.

The combined financial statements included herein represent the combined accounts and combined operations of the Houston Business previously owned and operated by Legacy Parkway as of September 30, 2016 (“Parkway Houston”).

Note 2—Basis of Presentation and Consolidation

The accompanying combined financial statements include the accounts of Parkway Houston presented on a combined basis as the ownership interests previously were under common control and ownership of Legacy Parkway during the reported periods. All significant intercompany balances and transactions have been eliminated.

These combined financial statements are derived from the books and records of Legacy Parkway and were carved out from Legacy Parkway at a carrying value reflective of such historical cost in such Legacy Parkway records. Parkway Houston’s historical financial results reflect charges for certain corporate costs and Parkway Houston believes such charges are reasonable; however, such results do not necessarily reflect what Parkway Houston’s expenses would have been had Parkway Houston been operating as an independent, stand-alone public company. Costs of the services that were charged to Parkway Houston were based on either actual costs incurred or a proportion of costs estimated to be applicable to Parkway Houston. The historical combined financial information presented may therefore not be indicative of the results of operations, financial position or cash flows that would have been obtained if Parkway Houston had been an independent, stand-alone public company during the periods presented or of Parkway Houston’s future performance as an independent, stand-alone company.

Parkway Houston is a predecessor, as defined in applicable rules and regulations for the Securities and Exchange Commission, to the Company, which commenced operations on the date of the Spin-Off.

These combined financial statements reflect the consolidation of properties that are wholly owned or properties in which, prior to the Merger, the Separation, the Reorganization and the Spin-off, Legacy Parkway owned less than a 100% interest but that Legacy Parkway controlled. Control of a property is demonstrated by, among other factors, Parkway Houston’s ability to refinance debt and sell the property without the consent of any other partner or owner and the inability of any other partner or owner to replace Legacy Parkway. Eola, Phoenix Tower, CityWestPlace and San Felipe Plaza were all wholly owned by Legacy Parkway for all periods presented.

Parkway Houston consolidates its Murano residential condominium project which it controls. Parkway Houston’s unaffiliated partner’s interest is reflected on its combined balance sheets under the “Noncontrolling Interests” caption. Parkway Houston’s partner has a stated ownership interest of 27%. Net proceeds from the project will be distributed, to the extent available, based on an order of preferences described in the partnership agreement. Parkway Houston may receive distributions, if any, in excess of its stated 73% ownership interest if certain return thresholds are met.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although management believes the assumptions and estimates made are reasonable and appropriate, as discussed in the applicable sections throughout these combined financial statements, different assumptions and estimates could materially impact reported results. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions; therefore, changes in market conditions could impact Parkway Houston’s future operating results. The Company’s most significant estimates relate to impairments on real estate and other assets and purchase price assignments. Actual results may differ from these estimates and assumptions.

Recent Accounting Pronouncements

Adopted

In February 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Updates (“ASU”) No. 2015-02, “Amendments to the Consolidated Analysis.” This update amends consolidation guidance which makes changes to both the variable interest model and the voting model. The new standard specifically eliminates the presumption in the current voting model that a general partner controls a limited partnership or similar entity unless that presumption can be overcome. Generally, only a single limited partner that is able to exercise substantive kick-out rights will consolidate. Parkway Houston adopted this update on January 1, 2016. The new standard must be applied using a modified retrospective approach by recording either a cumulative-effect adjustment to equity as of the beginning of the period of adoption or retrospectively to each period presented. This did not have an impact on Parkway Houston’s financial statements.

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” This standard amends existing guidance to require the presentation of debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of a deferred charge. Parkway Houston adopted this update on January 1, 2016. Retrospective application of the guidance set forth in this update is required and resulted in the classification of the deferred financing costs within the combined balance sheets as a direct deduction from the carrying amount of debt within total liabilities.

Not Yet Adopted

In 2015, the FASB voted to defer ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” Under the new guidance, companies will recognize revenue when the seller satisfies a performance obligation, which would be when the buyer takes control of the good or service. This new guidance could result in different amounts of revenue being recognized and could result in revenue being recognized in different reporting periods than under the current guidance. The standard specifically excludes revenue associated with lease contracts. The guidance is effective for periods beginning after December 15, 2017, with early adoption permitted for periods beginning after December 15, 2016. Management is currently assessing the potential impact of adopting the new guidance.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for Parkway Houston’s fiscal year beginning as early as January 1, 2019 and subsequent interim periods. Management is currently assessing this guidance for future implementation.

Note 3—Real Estate Related Investments, Net

Included in real estate related investments, net are three office assets located in the Galleria, Greenway and Westchase submarkets of Houston, Texas, comprising six buildings and two adjacent parcels of land totaling approximately 3.1 million square feet (unaudited).

Balances of major classes of depreciable assets and their respective estimated useful lives are (in thousands):

Asset Category	Useful Life	September 30, 2016	December 31, 2015
Land	Non-depreciable	$106,323	$106,323
Buildings and garages	40 years	600,562	600,562
Building improvements	7 to 40 years	18,440	14,426
Tenant improvements	Lesser of useful life or term of lease	106,486	97,283

		$831,811	$818,594

Note 4—Mortgage Notes Payable, Net

A summary of mortgage notes payable, net at September 30, 2016 and December 31, 2015 is as follows (dollars in thousands):

Office Properties	Fixed Rate	Maturity Date	September 30, 2016	December 31, 2015
Phoenix Tower	3.87%	03/01/2023	$77,067	$78,555
CityWestPlace I and II	6.16%	07/06/2016	—	114,460
CityWestPlace III and IV	5.03%	03/05/2020	89,116	90,334
San Felipe Plaza	4.78%	12/01/2018	106,541	107,877
Unamortized premium, net			4,294	5,981
Unamortized debt issuance costs, net			(274)	(306)

Total mortgage notes payable, net			$276,744	$396,901

On April 6, 2016, Legacy Parkway paid in full the $114.0 million mortgage debt secured by CityWestPlace I and II and recognized a gain on extinguishment of debt of $154,000 during the nine months ended September 30, 2016. This paydown has been reflected as a capital contribution for Parkway Houston.

The fair value of mortgage notes payable was $278.4 million and $394.3 million as of September 30, 2016 and December 31, 2015, respectively. The fair value was determined using Level 2 inputs. Level 2 inputs are observable information for similar items in active or inactive markets and appropriately consider counterparty creditworthiness in the valuations.

Note 5—Commitments and Contingencies

Parkway Houston and its subsidiaries are, from time to time, parties to litigation arising from the ordinary course of business. Parkway Houston does not believe that any such litigation will materially affect its business or financial condition or operations.

Parkway Houston holds a 1% limited partnership interest (acquired on December 19, 2013) in 2121 Market Street Associates LLC (“2121 Market Street”). A mortgage loan secured by a first trust deed on 2121 Market Street is guaranteed by Parkway Houston up to a maximum amount of $14.0 million expiring in December 2022.

Note 6—Related Party Transactions

As discussed in Note 1 and Note 2, the accompanying combined financial statements present the operations of Parkway Houston as carved out from the financial statements of Legacy Parkway. Transactions between the entities have been eliminated in the combined presentation. The combined financial statements include payroll costs and benefits for on-site personnel employed by Legacy Parkway. These costs are reflected in property operating expenses on the combined statements of operations. A summary of these for each of the periods presented is as follows (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Charged to property operating expense:
Direct payroll charges	$804	$699	$2,411	$1,985
Management fees	703	572	2,137	1,745
Other allocated expenses	359	419	1,130	1,239

Total	$1,866	$1,690	$5,678	$4,969

Lease commissions and development fees paid to Legacy Parkway’s personnel and other leasing costs incurred by Parkway Houston are capitalized and amortized over the respective lease term. For the three months ended September 30, 2016 and 2015, Parkway Houston capitalized $144,000 and $255,000, respectively, in commissions and other leasing costs to the properties. For the nine months ended September 30, 2016 and 2015, Parkway Houston capitalized $403,000 and $668,000, respectively, in commissions and other leasing costs to the properties.

The expenses charged to Parkway Houston for these services are not necessarily indicative of the expenses that would have been incurred had Parkway Houston been an independent, stand-alone public company.

On May 18, 2011, Legacy Parkway entered into a contribution agreement pursuant to which Eola contributed its property management company (the “Management Company”) to Legacy Parkway. In connection with the Eola contribution of the Management Company to Legacy Parkway, a subsidiary of Legacy Parkway made a $3.5 million preferred equity investment in an entity 21% owned by Mr. James R. Heistand, and which is included in receivables and other assets on Parkway Houston’s combined balance sheets. This investment provides that Legacy Parkway will be paid a preferred equity return equal to 7% per annum of the preferred equity outstanding. For the three and nine months ended September 30, 2016 and 2015, Parkway Houston received preferred equity distributions on this investment in the aggregate amounts of $61,250 and $183,750, respectively. This preferred equity investment was approved by the board of directors of Legacy Parkway, and recorded as a cost method investment in receivables and other assets on the balance sheets.

Certain of Legacy Parkway’s executive officers own interests in properties that are managed and leased by the Management Company. During the three months ended September 30, 2016 and 2015, Parkway Houston recorded approximately $80,000 and $69,000 in management fees, respectively, and $191,000 in reimbursements related to the management and leasing of these assets during the three months ended September 30, 2016 and 2015. During the nine months ended September 30, 2016 and 2015, Parkway Houston recorded approximately $236,000 and $299,000 in management fees, respectively, and $579,000 and $727,000, respectively, in reimbursements related to the management and leasing of these assets.

On September 28, 2016, Eola entered into an agreement and side letter with affiliates of TPG VI Pantera Holdings, L.P. (“TPG Pantera”) and TPG VI Management, LLC (“TPG Management,” and, together with TPG Pantera, the “TPG Parties”) pursuant to which Eola performs property management, accounting and finance services for such TPG Party affiliates at certain assets owned by such TPG Party affiliates (collectively, the “TPG Owner”). The agreement has a one-year term. Pursuant to the agreement and side letter, Eola will receive a monthly management fee equal to approximately 2.5% of the aggregate gross revenues received from the operation of the properties and is reimbursed for certain personnel expenses. Eola has not recorded any management fees or reimbursements related to this agreement for the periods presented.

Note 7—Subsequent Events

The Merger, the Separation and the Reorganization were consummated on October 6, 2016, and the Spin-Off was completed on October 7, 2016.